Exhibit 32.1

CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Arctic Oil & Gas Corp., for the quarter ending February 28, 2008, I, Peter J. Sterling, Principal Executive Officer and Principal Financial Officer of Arctic Oil & Gas Corp. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.    Such quarterly Report on Form 10-Q for the quarter ending February 28, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in such quarterly Report on Form 10-Q for the quarter ended February 28, 2008, fairly represents in all material respects, the financial condition and results of operations of Arctic Oil & Gas Corp.

Dated: September 21, 2009

Arctic Oil & Gas Corp.

By:	/s/ Peter J. Sterling Principal Executive Officer Principal Financial Officer